UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) of the Securities Exchange Act of 1934

February 22, 2008

Date of report (Date of earliest event reported)

IPtimize, Inc.

(Exact name of Registrant as specified in Charter)

Delaware	000-52830	84-1471798
(State of Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification)

2135 South Cherry Street, Suite 200, Denver, CO 80222

(Address of principal executive office, including zip code)

(303) -268-3600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On February 22, 2008, and pursuant to a unanimous written consent in lieu of a special meeting of the Board of Directors of the Registrant of which there are no committees (the “Unanimous Consent”), Clinton J. Wilson, resigned as the Chief Executive Officer of the Registrant but continued as the Registrant’s President, Chief Operating Officer and Secretary.

(c) On February 22, 2008, and pursuant to the Unanimous Consent, Ron Pitcock, age 60, was elected as the Chief Executive Officer of the Registrant to fill the vacancy created by the resignation of Clinton J. Wilson to serve for a term of three years pursuant to the terms and condition of a written employment agreement with the Registrant, a copy of which is annexed to this Report as an exhibit and hereby incorporated herein by reference (the “Employment Agreement”). There is no family relationship between Mr. Pitcock and any other executive officer or director of the Registrant.

The following is a brief summary of the business experience of Mr. Pitcock:

Mr. Pitcock is a successful technology entrepreneur, who brings 35 years of cable and communications experience to the Registrant principally as a chief executive officer or as head of the business. From 1997 through 2000, he founded and took public High Speed Access Corporation, a publicly owned Delaware corporation (NASDAQ: HSAC). High Speed Access Corporation was a leading provider of high-speed internet access via cable modem to residential and commercial end users in exurban areas with an eventual market cap of $2.5 billion. Mr. Pitcock was employed in increasingly responsible positions including Vice Chairman and former Chief Executive Officer, President and Chief Operating Officer. Prior to 1997, and since 1990, he was employed by Antec Corp., a publicly owned Delaware corporation (Nasdaq: ANTC) a wholly owned subsidiary of Anixter International and a developer, manufacturer and distributor of optical and radio frequency transmission equipment for broadband communications systems and developer of emerging opportunities in the cable television and telecommunications industry. Mr. Pitcock was employed in increasingly responsible positions including Executive Vice President of Antec’s TeleWire Division with $230 million in sales where he was responsible for business forecasting, expense control, sales and marketing programs, new product development and corporate re-engineering. Prior thereto since 1980, he was employed by Anixter Brothers, then a privately owned Illinois corporation that was subsequently acquired by Sam Zell of Intel Corporation and became Anixter International (NYSE: AXE), the world’s leading supplier of communications products with 7,500 employees and $4.9 billion in 2006 revenue. Mr. Pitcock was employed in increasingly responsible positions including Regional Vice President where he was responsible for growing the Midwest Region sales from $5 million to $100 million. From 1974 through 1980, Mr. Pitcock was engaged in the cable television industry including serving as Vice President and General Manager of Comsec Corporation, a privately owned cable television company in Corpus Christi, Texas that developed a six town franchise that was sold to Telecommunications, Inc.; and Regional Engineer and Chief Technician for Contental Cablevision, a privately owned cable television system in Dover, New Hampshire. He received a Bachelor of Business Administration degree from Corpus Christi State University (now part of Texas A&M University) in Corpus Christi, TX in 1978 and a Master of Science degree in Telecommunications from the University of Denver in 1992. Mr. Pitcock entered the army in 1967 as an enlisted man and exited in 1974 as a Major. During his enlistment he served in the United States, Ethiopia, and Vietnam.

On May 4, 2007, and pursuant to the terms and conditions of a Pre-Bridge Loan Agreement with the Registrant and attached 10%, secured promissory note, a copy of which is annexed to this Report as an exhibit and hereby incorporated herein by reference the Loan Agreement”), the Registrant borrowed an aggregate of $100,000 from Mr. Pitcock (the “Loan”). The Loan, which is due and payable on the earlier of one year from the date of the Loan Agreement or the receipt by the Registrant of the proceeds of a $750,000 private bridge financing (the “Bridge Financing”), is secured by the monthly commission income received by the Registrant from its agreements with Qwest Communications and Level 3 Communications. As additional consideration for the Loan, the Registrant issued to Mr. Pitcock a ten year warrant to purchase an aggregate of 33,333 shares of the Registrant’s Common Stock, $.001 par value per share (the “Warrant”). The Warrant is exercisable at $2.25 per share or such lesser amount paid by the investors in the Bridge Financing. On February 22, 2008 and as evidence by the Registrant’s Form 8-K Current Report of even date, as filed with the Securities and Exchange Commission of February 25, 2008, the Registrant closed a $1,650,000 private bridge financing. Accordingly, the exercise price of the Warrant is $.45 per share.

(d) On February 22, 2008, and pursuant to the Unanimous Consent, Ron Pitcock was elected as a member of the Registrant’s Board of Directors to fill the vacancy previously created by the resignation of John R. Evans to serve until the next annual meeting of the stockholders of the Registrant or until his successor is duly elected. On the same date, Clinton J. Wilson was reconfirmed as the Registrant’s President, Chief Operating Officer and Secretary. Except for the terms and conditions of the Employment Agreement, there was no arrangement or understanding between the new director and any other persons, naming such persons, pursuant to which such director was selected as a director.

Section 8. Other Events

Item 8.01	Other Events

On February 27, 2008, the Company issued a press release announcing the election of Ron Pitcock as the Registrant’s Chief Executive Officer and member of the Registrant’s Board of Directors; the election of Clinton J. Wilson as President and Chief Operating Officer. A copy of this press release is attached as Exhibit 99.1 hereto. The reader is advised to read the press release in its entirety.

Section 9. Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.17	Ron Pitcock Employment Agreement dated February 22, 2008

10.18	Pre-Bridge Loan Agreement dated March 4, 2007

99.2	Press release dated February 27, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IPTIMIZE, INC.

Date: February 27, 2008	BY:	/s/ Clint J. Wilson
Clint J. Wilson, President